Exhibit 10.59
AMENDMENT TO EXECUTIVE OFFICER
EMPLOYMENT AGREEMENT
     This FIRST AMENDMENT TO CHIEF FINANCIAL OFFICER, CHIEF BUSINESS OFFICER AND EXECUTIVE VICE-PRESIDENT EMPLOYMENT AGREEMENT (“Amendment”), dated as of December 24, 2008, is between La Jolla Pharmaceutical Company, a Delaware corporation, with its principal place of business located at 6455 Nancy Ridge Drive, San Diego, California 92121 (the “Employer”), and Niv Caviar (the “Employee”).
     WHEREAS, the Employee is currently employed as Chief Financial Officer, Chief Business Officer and Executive Vice President of the Employer under an Executive Employment Agreement dated as of May 10, 2007 (the “Agreement”); and
     WHEREAS, the Board of Directors (the “Board”) of Employer, pursuant to Board approval on December 24, 2008, has authorized changes to employment documentation in order to conform to the provisions of IRC Section 409A relating to nonqualified deferred compensation arrangements and the parties hereto consider it appropriate that the Agreement be amended to reflect such arrangements;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Employer and the Employee agree to the following amendment to the Agreement. Capitalized terms used in this Amendment that are not otherwise defined shall have the same meanings as in the Agreement, provided that the terms “Employer” and the “Company” shall be used interchangeably in the Agreement and this Amendment.
1.	Section 4.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
     “Annual Bonus. Executive will be eligible to earn an annual bonus based on achievement of specified performance goals and objectives in accordance with Company’s bonus plan and paid out in the following year. Executive’s target bonus for calendar year 2007 will be 35% of the Base Salary prorated for Executive partial year of service based on the Effective Date.”
2.	Section 7.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
     “(a) Severance Package. If Executive is terminated without Cause, Executive will receive a severance payment equivalent to nine months of Executive’s Base Salary then in effect, payable in installments in accordance with Company’s normal payroll schedule beginning within 30 days after the date of termination of service provided that the release described in subsection 7.2(b) has become effective. In addition, Company will pay the monthly premiums for group health care continuation coverage for Executive and Executive’s eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) for nine months following termination, provided Executive elects to continue and remains eligible for such benefits and does not become eligible for health coverage through another employer during this period. Furthermore, any outstanding options to purchase common stock of Company held by Executive as of the date of Executive’s termination under this Section 7.2 shall immediately vest and become exercisable, notwithstanding any contrary terms and provisions of the applicable stock option plan and related stock option agreements.”
3.	Section 7.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
     “(b) Conditions to Receive Severance Package. The Severance Package pursuant to subsection 7.2(a) will be paid, provided Executive meets both of the following conditions: (i) Executive complies with all surviving provisions of this Agreement as specified in subsection 13.8; and (ii) Executive executes a full general release within 21 days of the termination of service; in a form suitable to Company, releasing all claims, known or unknown, that Executive may have against Company arising out of or any way related to Executive’s employment or termination of employment with Company.”
4.	Section 7.5(b) of the Agreement is hereby amended by adding the following sentence at the end thereof:

“The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the cash payments pursuant to Section 7.2(a), and in any event shall be made in such a manner so as to maximize the value of the Severance Package actually paid to the Executive.”

5.	No Other Amendment. Except as otherwise set forth herein, the Agreement shall not be otherwise amended and remains in full force and effect.

     IN WITNESS WHEREOF, the Employer and Employee have executed this Amendment 1 as of the day set forth above.

LA JOLLA PHARMACEUTICAL COMPANY

By:	/s/ Deirdre Y. Gillespie Deirdre Y. Gillespie
President & CEO

EXECUTIVE

/s/ Niv Caviar Niv Caviar